Exhibit 99.1

TWELVE SEAS INVESTMENT COMPANY

PRO FORMA BALANCE SHEET

	June 22, 2018	Pro Forma Adjustments	As Adjusted
		(Unaudited)	(Unaudited)
Assets
Cash	$464,080	$-	$464,080
Prepaid assets	35,000	-	5,000
Total Current Assets	499,080	-	499,080

Cash held in Trust Account	180,000,000	27,000,000	207,000,000
Total assets	$180,499,080	$27,000,000	$207,499,080

Liabilities and Shareholders’ Equity
Due to related party	$1,222	$-	$1,222
Total liabilities	1,222	-	1,222

Commitments
Ordinary shares subject to possible redemption, 17,549,785 shares and 20,249,785 shares as adjusted at redemption value	175,497,850	27,000,000	202,497,850

Shareholders’ Equity:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 6,475,215 shares issued and outstanding, 6,529,215 shares as adjusted (excluding 17,549,785 shares, and 20,249,785 shares as adjusted, subject to possible redemption)	648	5	653
Additional paid-in capital	5,029,237	(5)	5,029,232
Accumulated deficit	(29,877)	-	(29,877)
Total shareholders’ equity	5,000,008	-	5,000,008

Total Liabilities and Shareholders’ Equity	$180,499,080	$27,000,000	$207,499,080